UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ONESPAN INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 28, 2021, OneSpan Inc. (the “Company”) posted additional materials to its website launched in connection with the Company’s 2021 annual meeting of stockholders. A copy of the materials posted to the website can be found below.

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OneSpan

Materials Board of Directors How to Vote

SEC Filings

Definitive Proxy Statement

April 23, 2021
Form DEFC14A

Other SEC Filings

May 28, 2021
Form DEFA14A

May 19, 2021
Form DEFA14A

April 12, 2021
Form 8-K

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Investor Contacts

Joe Maxa
Vice President of Investor Relations
+1-312-766-4009
joe.maxa@onespan.com

Bob Marese
Mackenzie Partners, Inc.
bmarese@mackenziepartners.com

Media Contacts

Sarah Hanel
Global Director of Corporate Communications
+1-312-871-1729
sarah.hanel@onespan.com

Bryan Locke, Mike DeGraff, Danya Al-Qattan
Sard Verbinnen & Co
+1-312-895-4700
OneSpan-SVC@sardverb.com

Solicitor Information

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Collect: +1-212-929-5500
or
Call Toll-Free: +1-800-322-2885
OneSpan@mackenziepartners.com

© 2021 OneSpan. All Rights Reserved.

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Supplementary Information About the 2021 Annual Meeting of Stockholders
to be held in a virtual meeting format only, via live webcast,

at 10:00 a.m. Central Daylight Time on Wednesday, June 9, 2021

This statement (the “Supplement”) supplements and amends the definitive proxy statement dated April 23, 2021 (the “Proxy Statement”) of OneSpan Inc. (the “Company” or “OneSpan”) furnished to holders of Company common stock, par value $0.001 per share (“Common Stock”), in connection with the solicitation of proxies on behalf of the board of directors of the Company (the “Board”) for the 2021 annual meeting of stockholders (the “2021 Annual Meeting”) scheduled to be held on June 9, 2021, and any adjournment or postponement thereof. The 2021 Annual Meeting will be held in a virtual meeting format only, via live webcast, at 10:00 a.m. Central Daylight Time on Wednesday, June 9, 2021. The record date for the determination of the stockholders who are entitled to vote at the 2021 Annual Meeting is the close of business on April 19, 2021, which is the same record date specified in the Proxy Statement. The Proxy Statement and accompanying BLUE proxy card were first mailed to stockholders on or about April 26, 2021. This Supplement, which should be read in conjunction with the Proxy Statement, is dated May 28, 2021.

Cooperation Agreement

On May 28, 2021, the Company announced that it entered into a Cooperation Agreement (the “Cooperation Agreement”) by and among the Company, on the one hand, and Legion Partners Asset Management, LLC, a Delaware limited liability company, Legion Partners, L.P. I, a Delaware limited partnership, Legion Partners, L.P. II, a Delaware limited partnership, Legion Partners Offshore I SP I, a Delaware segregated portfolio company of Legion Partners Offshore Opportunities SPC I, a company organized under the laws of the Cayman Islands, Legion Partners, LLC, a Delaware limited liability company, Legion Partners Holdings, LLC, a Delaware limited liability company (“LPH”), Christopher S. Kiper, an individual, and Raymond T. White, an individual (the foregoing, collectively with each of their respective Affiliates (as defined in the Cooperation Agreement), the “Investor Group”), on the other hand.

Under the terms of the Cooperation Agreement, LPH has withdrawn its nomination of each of Sarika Garg, Sagar Gupta, Michael J. McConnell and Rinki Sethi for election at the 2021 Annual Meeting, and the Company has withdrawn its nomination of Matthew Moog for election at the 2021 Annual Meeting (Mr. Moog provided notice of his intention not to stand for reelection on May 27, 2021), so that the Company’s nominees consist of Marc D. Boroditsky, Scott M. Clements, Garry L. Capers, John N. Fox, Jr., Jean K. Holley, Marianne Johnson, Alfred Nietzel and Marc Zenner. Any votes for the withdrawn nominees on proxy cards submitted by stockholders will be disregarded.

Pursuant to the Cooperation Agreement, the Investor Group has agreed to vote all shares of Common Stock that the Investor Group has the right to vote, as of the record date, in accordance with the Board’s recommendations on the proposals in the Proxy Statement, including the election of directors.

The Cooperation Agreement also provides that promptly following the execution and delivery of the Cooperation Agreement, the Board will increase the size of the Board from nine (9) to ten (10) directors, effective as of immediately following the conclusion of the 2021 Annual Meeting. Promptly following the 2021 Annual Meeting, the Board will appoint Sarika Garg and Michael J. McConnell (the “New Directors”) to fill the vacancy resulting from the increase in the size of the Board described above and the vacancy resulting from Mr. Moog’s not being nominated for reelection. Also promptly following the 2021 Annual Meeting, the Board will take the necessary steps to (i) appoint and seat each of the New Directors on the Finance and Strategy Committee of the Board; (ii) appoint and seat Ms. Garg on the Corporate Governance and Nominating Committee of the Board; and (iii) appoint and seat Michael J. McConnell on the Management Development and Compensation Committee of the Board.

The Cooperation Agreement further provides that, during the Standstill Period (as defined below) and as long as the Investor Group’s Net Long Position (as defined in the Cooperation Agreement) exceeds 4.0% of the outstanding shares of Common Stock, if a New Director is unable to serve as an independent director, the Investor Group has the right to propose a candidate for replacement of such New Director who possesses relevant skillsets, is reasonably acceptable to the Board, is an “independent director” under applicable rules of the U.S. Securities and Exchange Commission and the rules of any stock exchange on which securities of the Company are listed and is not an employee, principal, Affiliate or Associate (each as defined in the Cooperation Agreement) of the members of the Investor Group. Subject to the terms of the Cooperation Agreement, the Company will, among other matters, include each of the New Directors as a nominee for election to the Board for the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”), and if the Board determines not to nominate one or both of the New Directors for reelection at the 2022 Annual Meeting pursuant to the terms of the Cooperation Agreement, the Company will provide notice to LPH no later than 30 days prior to the deadline for the submission of notice of director nominations for the 2022 Annual Meeting.

Pursuant to the Cooperation Agreement, current director John N. Fox, Jr. will resign from the Board on or prior to September 30, 2021, and current director Jean K. Holley will resign from the Board on or prior to the 2022 Annual Meeting. The Cooperation Agreement further provides that, promptly following the resignation of Mr. Fox from the Board, the Board will decrease the size of the Board to nine (9) directors for the duration of the Standstill Period (as defined below), and the size of the Board will not be increased above ten (10) directors prior to Mr. Fox’s resignation or above nine (9) directors following Mr. Fox’s resignation.

Finally, under the Cooperation Agreement, the Investor Group has agreed to abide by certain voting commitments, customary standstill obligations and mutual non-disparagement provisions until 11:59 p.m. Eastern Time on the 30th day prior to the deadline for the submission of notice of director nominations for the Company’s 2023 annual meeting of stockholders (the “Standstill Period”), except that if the Company provides notice to LPH of a determination not to nominate one or both of the New Directors for reelection at the 2022 Annual Meeting, then the Investor Group has the right to immediately terminate the Standstill Period by promptly delivering notice of such termination to the Company. In addition, the Cooperation Agreement will automatically terminate upon the public announcement by the Company of entry into a definitive agreement for a change of control transaction that was not encouraged, facilitated or solicited by any member of the Investor Group. The scope of these commitments, obligations, provisions and other terms are set forth in full in the Cooperation Agreement.

Voting of Proxies

In light of the developments described in this Supplement, this Supplement supplements and amends the Proxy Statement and includes additional information you should read in conjunction with the Proxy Statement. In accordance with the procedures described in the Proxy Statement, as a result of Mr. Moog’s not being nominated for reelection, votes for Mr. Moog on any BLUE proxy card submitted by stockholders will be disregarded. If you have voted on a BLUE proxy card, the persons named as proxies on the proxy card will vote as you previously instructed with respect to the remaining nominees chosen by the Board on the proxy card (Marc D. Boroditsky, Scott M. Clements, Garry L. Capers, John N. Fox, Jr., Jean K. Holley, Marianne Johnson, Alfred Nietzel and Marc Zenner), as well as with respect to the other proposals on the proxy card. If you have already submitted a proxy card and you do not wish to change your vote, you do not have to take any further action. If you have voted for any of the Investor Group’s nominees on a white proxy card, such votes will be disregarded.

The OneSpan Board of Directors unanimously recommends that you vote FOR the election of the eight (8) nominees proposed by the Board of Directors—Marc D. Boroditsky, Scott M. Clements, Garry L. Capers, John N. Fox, Jr., Jean K. Holley, Marianne Johnson, Alfred Nietzel and Marc Zenner—on the BLUE proxy card.

If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee), you will receive voting instructions from your broker, bank or other nominee. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. We urge you to instruct your broker, bank or other nominee, by following the instructions on the BLUE voting instruction form, to vote your shares in line with the Board’s recommendations on the BLUE voting instruction form, whether or not you plan to attend the 2021 Annual Meeting.

This Supplement, the Company’s Notice of 2021 Annual Meeting of Stockholders, the Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are also available at www.ViewOurMaterial.com/OSPN. If you have any questions or need assistance voting, please contact MacKenzie Partners, Inc., our proxy solicitor assisting us in connection with the 2021 Annual Meeting:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Call Collect: (212) 929-5500

or

Call Toll-Free: (800) 322-2885

Email: OneSpan@mackenziepartners.com

Election of Directors

In accordance with the Company’s amended and restated By-laws (the “By-laws”), in an election of directors that is considered to be a contested election, directors will be elected by the vote of a plurality of the votes cast.

The By-laws provide that an election of directors is considered to be a contested election if, as of the 10th day preceding the date the Company first mails its notice of meeting for such meeting to the stockholders of the Company, a stockholder of the Company has provided to the Company, and not withdrawn, a notice of an intention to nominate one or more candidates for election to the Board. As previously disclosed in the Proxy Statement, on February 25, 2021, LPH provided notice to the Corporate Secretary of the Company that LPH intends to nominate four director candidates for election at the Annual Meeting, and this notice was not withdrawn prior to the time mentioned in the immediately preceding sentence. No other stockholder has provided notice of intent to nominate any director candidates in accordance with the By-laws. As a result, the election of directors at the 2021 Annual Meeting will be conducted under a plurality vote standard, and the eight (8) candidates for election as directors receiving the highest number of FOR votes will be elected at the 2021 Annual Meeting. Abstentions and withhold votes will have no effect on the outcome of the election of directors. Broker discretionary voting is not permitted, and broker non-votes have no effect on the election of directors.